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                                                            Exhibit 10.37(b)

                       [CERTIFIED TRANSLATION FROM GERMAN]

                                    Agreement

                                     Between

Cybernet Internet - Dienstleistungen AG, Stefan-George-Ring 13-23, 81929 Munchen, represented by the Board of Directors, represented here by the executives, Mrs. Marlene Bryl and Mr. Eduard Seligman,

                                       and

MultiCall Telefonmarketing AG, Olympiastr. 1, 26419 Schortenau, represented by the Board of Directors, represented here by the executive, Mrs. Marlene Bryl and Mr. Eduard Seligman,

                                       and

Novento Telecon AG, Herdter Lohweg 89, 40549 Dusseldorf, represented by the Board of Directors, represented here by the executive, Mrs. Marlene Bryl and Mr. Eduard Seligman,

                   Hereinafter jointly referred to as "Seller"

And

TELCAT MULTICOM GmbH, represented by the executives, Sudetenstr. 10, 38239 Salzgitter

                       Hereinafter referred to as "Buyer"

Both sides shall be subsequently referred to also as "Contractual Parties".
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Preamble

On July 29, 2002, the two contractual parties concluded a purchase contract on the purchase of Internet services. The agreed upon purchase price was Euro 1,000,000. At the same time, a guarantee of Euro 400,000 was deposited for a possible price adjustment (Item 3h of the purchase contract) in case of customers "not switching over" within the meaning of Item 1, Paragraph 3. Furthermore, the purchase contract provided for a 6% of sales commission by the Seller in the sales achieved by the Buyer with the customers taken over during the time period of 24 months from August 1, 2002. With its letter of October 31, 2002, the Buyer announced its intention to draw on the deposited guarantee in the amount of Euro 281,336.72 plus applicable VAT. This drawing then actually occurred in the announced amount. The contractual parties now dispute the drawing both as for its reason and its amount. The questions at issue are especially how many customers have not switched over, purchase price adjustment due to a decline in sales -for which the purchase contract does not explicitly provide -, rights of third parties, etc. The contractual parties argue in two very much differing manners. Reference is being made to the entire correspondence exchanged prior to this contract.

In order to avoid a protracted lawsuit, the contractual parties have agreed upon the following:

     1. The Buyer shall pay back the Seller the amount of Euro 60,000 plus applicable VAT from the guarantee drawn. The payment shall be effected no later than March 1, 2003 to one of the bank accounts to be indicated by the Seller. At the same time, starting on March 1, 2003, the Seller shall forego 1% of the promised sales commission, which from then on will amount only to 5%.

     2. Other provisions of the purchase contract shall not be affected by this agreement.

     3. Munich shall be the place of jurisdiction for any disputes arising, directly or indirectly, from this agreement. Exclusive jurisdiction, if any, shall remain intact.

     4. Any amendment and/or addenda to this agreement must be made in writing and signed by the contractual parties. This also explicitly applies to any cancellation of the written form requirement. Legal effectiveness of any verbal agreements is expressly eliminated.

     5. Should any provision of this agreement be or become ineffective or unenforceable, partially or completely, the validity of the remaining provisions of this agreement shall remain intact. Instead of the ineffective or unenforceable provision(s), such provision(s) shall be deemed as agreed upon that best reflect(s) the meaning and purpose of the ineffective or unenforceable provisions, and especially to the economic purpose endeavoured by such provisions. The same principle applies to any legal loops in this agreement accordingly.
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Salzgitter, [Illegible day and month] 2003                 Munich, on...2003

         [Signature]

         Buyer                                                Seller
         Executive                                            Marlene Bryl
         [Company stamp]                                      Eduard Seligman